CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the incorporation by reference of our reports dated January 31, 1997 and March 5, 1997, in this Registration Statement (Form N-1A No. 33-36821) of Dreyfus Municipal Cash Management Plus.



                                          ERNST & YOUNG LLP

New York, New York
March 20, 1997